Exhibit 99.2

Veradigm Provides Update on its Financial Restatement Process

Expects Not to File Required Financial Statements by Nasdaq’s February 27, 2024 Deadline

Working Diligently to File Required Financial Statements and Restore Listing

Adopts Limited Duration Stockholder Rights Plan

CHICAGO – February 27, 2024 – Veradigm Inc. (NASDAQ: MDRX) (the “Company”), a leading provider of healthcare data and technology products and solutions, announced today that the Company does not expect to have filed its Annual Report on Form 10-K for the year ended December 31, 2022, or its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, by February 27, 2024, the deadline that The Nasdaq Stock Market LLC (“Nasdaq”) has given the Company to regain compliance with Nasdaq Listing Rule 5250(c)(1).

The Company anticipates it will receive a delisting notice from Nasdaq on February 28, 2024, and that its common stock will be suspended from trading on The Nasdaq Global Select Market while Nasdaq proceeds with delisting. The Company plans to provide additional information regarding the anticipated delisting after it receives the expected notice from Nasdaq.

The Company is working diligently to file its required financial statements, and ultimately to regain compliance with all of the Nasdaq Listing Rules and restore its listing as soon as practicable.

Stockholder Rights Plan

The Company also announced that its Board of Directors (the “Board”) has unanimously adopted a limited duration stockholder rights plan (the “Rights Plan”) in anticipation of notification from Nasdaq that it will suspend trading in the Company’s stock.

The Board believes that the current trading price of Company common stock does not reflect the Company’s intrinsic value. The Rights Plan is intended to enable the Company’s stockholders to realize the long-term value of their investment, ensure that all stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and guard against tactics to gain actual or de facto control of the Company without paying all stockholders an appropriate premium for that control. The Rights Plan does not prevent the Company from pursuing any offer that is fair and otherwise in the best interests of stockholders.

The Rights Plan was adopted by the Board following evaluation and consultation with the Company’s advisors and is similar to plans adopted by numerous publicly traded companies. Given the Company’s current market capitalization, the Company’s current cash on-hand, the Company’s anticipated continued profitability, the anticipated delisting of Company common stock from Nasdaq and the anticipated substantial and volatile trading activity in connection with the expected Nasdaq suspension of trading in the Company’s stock, the Board determined that the Company and its stockholders are particularly vulnerable to a creeping acquisition of actual or de facto control, whereby an investor could acquire a substantial percentage of outstanding shares of Company common stock prior to making any public disclosure regarding its control intent and without paying a control premium.

The Rights Plan is intended to enable all Company stockholders to realize the full potential value of their investment in the Company and to protect the interests of the Company and its stockholders by reducing the likelihood that any person or group gains control of the Company through open market accumulation or other tactics without appropriately compensating all stockholders. The Rights Plan was not adopted in response to any specific proposal to acquire control of the Company or any action by any activist investor.

The Rights Plan is effective immediately and, unless terminated earlier pursuant to its terms, will expire on February 26, 2025. So long as no stockholder has exceeded the thresholds described below, the Board may terminate the Rights Plan prior to the scheduled expiration date, including if the Board determines that there is no longer a threat to shareholder value. Pursuant to the Rights Plan, the Company will issue, by means of a dividend, one preferred share purchase right for each outstanding share of Company common stock to stockholders of record on the close of business on March 8, 2024. Initially, these rights will not be exercisable and will trade with, and be represented by, shares of Company common stock.

Under the Rights Plan, the rights would become exercisable only if a person or group (each, an “acquiring person”) acquires beneficial ownership of 10% (or 20% in the case of eligible passive investors) or more of the outstanding shares of Company common stock (including in the form of synthetic ownership through derivative positions) in a transaction not approved by the Board. In that situation, each holder of a right (other than the acquiring person, whose rights will become void and will not be exercisable) will have the right, upon payment of the exercise price and in accordance with the terms of the Rights Plan, to purchase additional shares of Company common stock at a 50% discount. The Board, at its option, may, rather than permitting the exercise of the rights, exchange each right (other than rights held by an acquiring person that have become null and void) in whole or in part, at an exchange ratio of one share of Company common stock per outstanding right, subject to adjustment. Except as provided in the Rights Plan, the Board is entitled to redeem the rights for $0.001 per right.

If a stockholder beneficially owns 10% (or 20% in the case of eligible passive investors) or more of the outstanding shares of Company common stock at the time of the announcement of the Rights Plan, then that stockholder’s existing ownership percentage will be grandfathered, although, with certain exceptions, the rights will become exercisable if at any time after the announcement of the Rights Plan such stockholder increases its ownership of Company common stock.

Further details about the Rights Plan will be contained in a Form 8-K to be filed by the Company with the Securities and Exchange Commission.

J.P. Morgan Securities LLC is serving as financial advisor and Sidley Austin LLP is serving as legal counsel to the Company.

About Veradigm®

Veradigm is a healthcare technology company that drives value through its unique combination of platforms, data, expertise, connectivity, and scale. The Veradigm Network features a dynamic community of solutions and partners providing advanced insights, technology, and data-driven solutions for the healthcare provider, payer, and biopharma markets. For more information about how Veradigm is fulfilling its mission of Transforming Health, Insightfully, visit www.veradigm.com, or find Veradigm on LinkedIn, Facebook, Twitter, and YouTube.

Disclaimer and Forward-Looking Statement Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s efforts to regain compliance with the Nasdaq Listing Rules, the anticipated delisting and suspension of trading (including the timing and effects thereof), expected trading activity in connection with such delisting and suspension, the Company’s expected continued profitability and the Company’s planned communications with stockholders. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aim,” “hopes” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements. There can be no assurance that the Board will terminate the Rights Plan prior to its expiration date.

Important factors that could cause a delay in filing the required financial statements and restoring the delisting include, but are not limited to, a further material delay in the Company’s financial reporting or ability to hold an annual meeting of stockholders, including as a result of the leadership changes announced in December 2023, an inability to timely prepare restated financial statements, unanticipated factors or factors that the Company currently believes will not cause delay, the impacts of the previously disclosed, ongoing independent investigation by the Audit Committee of the Board that relates to the Company’s financial reporting, internal controls over financial reporting and disclosure controls (the “Audit Committee Investigation”), including on the Company’s remediation efforts and preparation of financial statements or other factors that could cause additional delay or adjustments, the possibility that the ongoing review may identify additional errors and material weaknesses or other deficiencies in the Company’s accounting practices, the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting, risks relating to the Company’s voluntary disclosure to the U.S. Securities and Exchange Commission (the “SEC”) of information concerning the Audit Committee Investigation; risks relating to the putative securities class action lawsuit filed against the Company and any other future litigation or investigation relating to the Audit Committee Investigation and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, the Company’s Annual Report on Form 10-K, the Company’s Current Reports on Form 10-Q and its Current Report on Form 8-K filed on January 10, 2024. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law.

For more information contact:

Investors:

Jenny Gelinas

312-506-1237

jenny.gelinas@veradigm.com

Media:

Concetta Rasiarmos

312-447-2466

concetta.rasiarmos@veradigm.com

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